EXHIBIT 99.1

K12 Inc. Reports Third Quarter Fiscal 2014 With Revenue of $235.2 Million

Operating Income Increases 41.2% to $27.4 Million

HERNDON, Va., April 29, 2014 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the third fiscal quarter ended March 31, 2014.

Financial Highlights for the Three Months Ended March 31, 2014 (Third Quarter Fiscal Year 2014)

  Revenues for the third quarter of FY 2014 increased 7.9% from the prior year to $235.2 million.
  EBITDA, a non-GAAP measure (see reconciliation below), for the third quarter of FY 2014 was $45.4 million, an increase of 27.5% compared to $35.6 million from the third quarter of FY 2013.
  Operating income of $27.4 million, an increase of 41.2% compared to operating income of $19.4 million in the third quarter of FY 2013.
  Net income attributable to common stockholders of $15.9 million, an increase of 32.5% compared to net income of $12.0 million from third quarter of FY 2013.
  Diluted net income attributable to common stockholders per share was $0.40, an increase of 29.0% compared to the year ago period.

Financial Highlights for the Nine Months Ended March 31, 2014

  Revenues of $687.5 million, compared to revenues of $645.1 million for the first nine months of FY 2013.
  EBITDA, a non-GAAP measure (see reconciliation below), of $79.5 million, compared to EBITDA of $92.5 million for the first nine months of FY 2013.
  Operating income of $10.0 million, compared to operating income of $44.3 million for the first nine months of FY 2013.
  Net income attributable to common and Series A stockholders of $7.2 million, compared to net income of $25.8 million for the first nine months of FY 2013.
  Diluted net income attributable to common stockholders per share was $0.19, which includes the pro rata effect of the Series A Special shares conversion to commons shares on September 3, 2013.

Excluding the impact of the $32.2 million in charges relating to additional reserves, accelerated amortization and severance costs recorded in the second fiscal quarter, for the nine months ended March 31, 2014:

  EBITDA would have been $94.0 million, compared to EBITDA of $92.5 million for the first nine months of FY 2013.
  Operating income would have been $42.3 million, compared to operating income of $44.3 million for the first nine months of FY 2013.
  Net income attributable to common and Series A stockholders would have been $26.8 million, compared to net income of $25.8 million for the first nine months of FY 2013.
  Diluted net income attributable to common stockholders per share would have been $0.68, which includes the pro rata effect of the Series A Special shares conversion to common shares on September 3, 2013.

Comments from Management

"Improving academic outcomes remains our number one priority," said Nate Davis, Chairman and Chief Executive Officer. "To support this goal, we will continue to invest in new content, systems and tools for our students and teachers while driving further enhancements across the schools we serve," added Davis.

Cash, Capital Expenditures and Capital Leases

As of March 31, 2014, the Company had cash and cash equivalents of $185.3 million, an increase of $3.8 million from the $181.5 million reported at June 30, 2013.

Capital expenditures for the nine months ended March 31, 2014 were $36.1 million, a decrease of $0.6 million from the prior year's first nine months, and was comprised of:

  $6.3 million for property and equipment,
  $18.5 million for capitalized software development, and
  $11.3 million for capitalized curriculum.

Capital leases financed additional purchases of $19.1 million during the nine months ended March 31, 2014, primarily for student computers.

Share Buyback

On November 7, 2013, K12 announced that the Board of Directors had authorized the repurchase of up to $75.0 million of the Company's outstanding common stock. For the three months ended March 31, 2014, the Company repurchased 958,100 shares of its common stock at a weighted average purchase price of $21.62 per share for a total cost of $20.7 million. The Company has $48.4 million remaining available on its share repurchases authorization. Future purchases under this buyback would be dependent upon business and market conditions and other factors.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company's revenues -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended				Nine Months Ended
	March 31,		Change 2014 / 2013		March 31,		Change 2014 / 2013
($ in thousands)	2014	2013	$	%	2014	2013	$	%
Managed Public Schools	$ 208,538	$ 191,305	$ 17,233	9.0	$ 600,746	$ 556,607	$ 44,139	7.9
Institutional Sales	13,683	15,888	(2,205)	(13.9)	49,974	55,949	(5,975)	(10.7)
International and Private Pay Schools	13,001	10,816	2,185	20.2	36,787	32,577	4,210	12.9
Total	$ 235,222	$ 218,009	$ 17,213	7.9%	$ 687,507	$ 645,133	$ 42,374	6.6%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools and total enrollment data for students in the International and Private Pay Schools for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended March 31,				Nine Months Ended March 31,
	2014	2013	Change	Change %	2014	2013	Change	Change %

Managed Public Schools
Average Student Enrollments *	124,964	118,717	6,247	5.3%	125,514	119,354	6,160	5.2%
International and Private Pay Schools
Total Student Enrollments	5,686	5,060	626	12.4%	23,105	22,459	646	2.9%
Total Semester Course Enrollments	22,595	20,445	2,150	10.5%	73,036	68,614	4,422	6.4%

* The Managed Public Schools average student enrollments includes some enrollments for which we may receive no public funding.

Fourth Quarter Outlook

The Company is forecasting the following for the fourth quarter of FY 2014, excluding the impact of closing the sale of assets as announced this quarter:

  Revenue in the range of $217 million to $227 million.
  Operating income in the range of $10 million to $15 million.
  Capital expenditures, which includes curriculum and software development, computers and infrastructure, of $20 million to $25 million.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: our potential inability to further develop, maintain and enhance our products and brands; the reduction of per pupil funding amounts at the schools we serve; reputation harm resulting from poor performance or misconduct by operators in any school in our industry and in any school in which we operate; challenges from virtual public school or hybrid school opponents; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new contracts or renew existing contracts with schools; risks associated with entering into and executing mergers, acquisitions and joint ventures; failure to successfully integrate mergers, acquisitions and joint ventures; inability to recruit, train and retain quality teachers and employees; uncertainty regarding our ability to protect our proprietary technologies; risks of new, changing and competitive technologies; increased competition in our industry; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 29, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its third quarter FY2014 financial results during a conference call scheduled for Tuesday, April 29, 2014 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available on the K12 web site at www.k12.com through the Investor Relations link. Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

To participate in the live call, investors and analysts should dial (800) 706-7745 (domestic) or (617) 614-3472 at 8:15 a.m. (ET). The participant pass code is 72314824.  A replay of the call will be available starting on April 29, 2014 at 12:30 p.m., through May 29, 2014, at (888) 286-8010 (domestic) or (617) 801-6888 (international) pass code 29799493. It will also be archived at www.k12.com in the Investor Relations section for 60 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.'s financial statements for the three months and nine months ended March 31, 2014, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.'s Form 10-Q for the quarter ended March 31, 2014, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-Q may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.'s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2014	2013
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$ 185,332	$ 181,480
Accounts receivable, net of allowance of $3,310 and $2,560 at March 31, 2014 and June 30, 2013, respectively	236,445	186,459
Inventories, net	21,294	44,395
Current portion of deferred tax asset	6,165	11,368
Prepaid expenses	10,396	10,331
Other current assets	27,823	23,916
Total current assets	487,455	457,949
Property and equipment, net	50,010	56,142
Capitalized software, net	46,660	43,504
Capitalized curriculum development costs, net	61,219	64,599
Intangible assets, net	24,783	32,139
Goodwill	61,581	61,413
Deposits and other assets	5,547	3,150
Total assets	$ 737,255	$ 718,896
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Current portion of capital lease obligations	$ 20,954	$ 19,395
Current portion of note payable	--	390
Accounts payable	24,614	21,838
Accrued liabilities	14,910	17,027
Accrued compensation and benefits	19,436	21,970
Deferred revenue	52,468	28,567
Total current liabilities	132,382	109,187
Capital lease obligations, net of current portion	16,651	16,107
Deferred rent, net of current portion	8,595	8,833
Deferred tax liability	28,690	33,299
Other long-term liabilities	2,297	2,512
Total liabilities	188,615	169,938
Commitments and contingencies	--	--
Redeemable noncontrolling interest	15,200	15,200
Equity:
K12 Inc. stockholders' equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 41,138,238 and 37,440,662 shares issued and 39,895,938 and 37,440,662 outstanding at March 31, 2014 and June 30, 2013, respectively	4	4
Additional paid-in capital	630,533	548,390
Series A Special Stock, par value $0.0001; 2,750,000 shares authorized, zero and 2,750,000 issued and outstanding at March 31, 2014 and June 30, 2013, respectively	--	63,112
Accumulated other comprehensive loss	(54)	(294)
Accumulated deficit	(73,806)	(81,050)
Treasury stock of 1,242,300 and zero shares at cost at March 31, 2014 and June 30, 2013, respectively	(26,624)	--
Total K12 Inc. stockholders' equity	530,053	530,162
Noncontrolling interest	3,387	3,596
Total equity	533,440	533,758
Total liabilities, redeemable noncontrolling interest and equity	$ 737,255	$ 718,896

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
	(In thousands, except share and per share data)
Revenues	$ 235,222	$ 218,009	$ 687,507	$ 645,133
Cost and expenses
Instructional costs and services	140,592	127,759	427,165	369,205
Selling, administrative, and other operating expenses	64,414	65,828	238,411	216,826
Product development expenses	2,831	5,070	11,916	14,817
Total costs and expenses	207,837	198,657	677,492	600,848
Income from operations	27,385	19,352	10,015	44,285
Interest expense, net	(12)	(306)	(125)	(807)
Income before income tax expense and noncontrolling interest	27,373	19,046	9,890	43,478
Income tax expense	(11,861)	(7,626)	(3,726)	(18,195)
Net income	15,512	11,420	6,164	25,283
Adjust net loss attributable to noncontrolling interest	437	555	1,080	559
Net income attributable to common stockholders, including Series A stockholders	$ 15,949	$ 11,975	$ 7,244	$ 25,842
Net income attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic and Diluted	$ 0.40	$ 0.31	$ 0.19	$ 0.66
Weighted average shares used in computing per share amounts:
Basic and Diluted	39,596,798	36,283,353	39,136,667	36,142,689

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2014	2013
	(In thousands)
Cash flows from operating activities
Net income	$ 6,164	$ 25,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	69,491	48,176
Stock-based compensation expense	16,199	9,833
Excess tax benefit from stock-based compensation	472	(4,413)
Deferred income taxes	122	16,348
Provision for doubtful accounts	1,206	1,814
Provision for excess and obsolete inventory	4,161	272
Provision (benefit) for student computer shrinkage and obsolescence	(555)	439
Changes in assets and liabilities:
Accounts receivable	(51,547)	(75,549)
Inventories	18,941	8,237
Prepaid expenses	(39)	(9,919)
Other current assets	(3,906)	992
Deposits and other assets	(351)	(142)
Accounts payable	2,759	(3,976)
Accrued liabilities	(2,165)	12,229
Accrued compensation and benefits	(2,535)	2,333
Deferred revenue	23,543	24,092
Release of restricted cash	--	1,501
Deferred rent and other long term liabilities	(454)	1,666
Net cash provided by operating activities	81,506	59,216
Cash flows from investing activities
Purchase of property and equipment	(6,323)	(5,265)
Capitalized software development costs	(18,486)	(17,867)
Capitalized curriculum development costs	(11,324)	(13,597)
Mortgage note to managed school partner	(2,100)	--
Net cash used in investing activities	(38,233)	(36,729)
Cash flows from financing activities
Repayments on capital lease obligations	(16,988)	(14,674)
Repayments on note payable	(390)	(1,177)
Proceeds from exercise of stock options	8,444	3,027
Excess tax benefit from stock-based compensation	(472)	4,413
Purchase of treasury stock	(26,624)	--
Retirement of restricted stock for tax withholding	(4,270)	(1,817)
Net cash used in financing activities	(40,300)	(10,228)
Effect of foreign exchange rate changes on cash and cash equivalents	879	57
Net change in cash and cash equivalents	3,852	12,316
Cash and cash equivalents, beginning of period	181,480	144,652
Cash and cash equivalents, end of period	$ 185,332	$ 156,968

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income, plus net interest expense, plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest charges. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net income to EBITDA.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Net income -K12 Inc.	$ 15,949	$ 11,975	$ 7,244	$ 25,842
Interest expense, net	12	306	125	807
Income tax expense	11,861	7,626	3,726	18,195
Depreciation and amortization	18,017	16,282	69,491	48,176
Noncontrolling interest	(437)	(555)	(1,080)	(559)
EBITDA	$ 45,402	$ 35,634	$ 79,506	$ 92,461

Additional Information

(A) The following table, for the nine months ended March 31, 2014, is provided as reference only and is related to the $32.2 million charges incurred in the second quarter of FY 2014.

	Nine Months Ended March 31,
	Reported Results	Specific Q2 Charges	Results Excluding Charges	Reported Results	Results Excluding Charges
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 687,507	$ --	$ 687,507	100.0%	100.0%
Cost and expenses
Instructional costs and services	427,165	19,238	407,927	62.1%	59.4%
Selling, administrative, and other operating expenses	238,411	13,009	225,402	34.7%	32.8%
Product development expenses	11,916	--	11,916	1.7%	1.7%
Total costs and expenses	677,492	32,247	645,245	98.5%	93.9%
Income (loss) from operations	10,015	(32,247)	42,262	1.5%	6.1%
Interest expense, net	(125)	--	(125)	(0.0%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	9,890	(32,247)	42,137	1.5%	6.1%
Income tax (expense) benefit	(3,726)	12,707	(16,433)	(0.6%)	(2.4%)
Net income (loss)	6,164	(19,540)	25,704	0.9%	3.7%
Adjust net loss attributable to noncontrolling interest	1,080	--	1,080	0.2%	0.2%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ 7,244	$ (19,540)	$ 26,784	1.1%	3.9%
Net income (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic and Diluted	$ 0.19	$ (0.50)	$ 0.68
Weighted average shares used in computing per share amounts:
Basic and Diluted	39,136,667	39,136,667	39,136,667

About K12 Inc.

K12 Inc. (NYSE:LRN) is leading the transformation to individualized learning as the nation's foremost provider of technology-powered online solutions for students in pre-kindergarten through high school. K12 has worked with over 2,000 school districts and has delivered more than four million courses over the past decade. K12 provides curricula, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and families. K12's curriculum is rooted in decades of research combined with 21st-century technology by cognitive scientists, interactive designers and teachers. K12's portfolio of more than 550 unique courses and titles—the most extensive in the technology-based education industry—covers every core subject and four academic levels for high school including Honors and AP. K12 offers credit recovery courses, career-building electives, remediation support, six world languages and a deep STEM offering. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Investor Relations
         mkraft@k12.com
         or
         Press Contact:
         Jeff Kwitowski, 703-483-7281
         SVP Corporate Communications
         jkwitowski@k12.com